As filed with the Securities and Exchange Commission on April 24, 2002.
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact Name of Issuer as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-1807304 (I.R.S. Employer Identification Number)

P.O. Box 398
63 Highway 515
Blairsville, Georgia 30512
(706)745-2151
(Address and Telephone Number of Issuer's Principal Executive Offices)

United Community Banks, Inc. Profit Sharing Plan
(Full Title of the Plan)

Mr. Jimmy C. Tallent
President and Chief Executive Officer
P.O. Box 398
63 Highway 515
Blairsville, Georgia 30512
(706)745-2151
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Jan M. Davidson, Esq.
KILPATRICK STOCKTON LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500
(404) 815-6555 (fax)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock Participation Interests in United Community Banks, Inc. Profit Sharing Plan	200,000 (1) (3)	$54.35 (2) (4)	$10,870,000 (4)	$1,000.04 (4)

(1)  Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933.  The proposed maximum aggregate offering price and amount of registration fee are based on $54.35 the average of the high and low price on the Naqdaq on April 19, 2002.

(3)  Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4)  Not applicable.

PART II.                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                  INCORPORATION OF DOCUMENTS BY REFERENCE.

                                The following documents are incorporated by reference into this registration statement (the “Registration Statement”) and are deemed to be a part hereof from the date of the filing of such documents with the Securities and Exchange Commission:

(1)	The Registrant’s Form 10-K for the year ended December 31, 2001 (File Number 000-21656).

(2)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2001.

(3)

The description of the Common Stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

(4)

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

                                Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                  DESCRIPTION OF SECURITIES.

                                Not Applicable.

ITEM 5.                  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                                Richard Cheatham, a partner at Kilpatrick Stockton LLP, owns 4,122 shares of the Registrant’s common stock.

ITEM 6.                  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                                The Registrant’s Restated Articles of Incorporation provide that no director shall be personally liable to the corporation or its shareholders for monetary damages for breach of a duty of care or other duty as a director to the extent permissible under the Georgia Business Corporation Code or any successor laws.

                                In addition, consistent with the Georgia Business Corporation Code, the Registrant’s Bylaws provide for indemnification of any current or former director, officer, employee or agent against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement reasonably incurred by the party for any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Registrant) if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.  The Bylaws further state that indemnification will be granted in an action by or in the right of the Registrant only if the appropriate Georgia court or such other court in which such action was brought determines that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.  Determination of a grant of indemnification, unless ordered by a court, shall be made:  (1) by the majority vote of a quorum of the Board of Directors of the Registrant, (2) if such quorum is not obtainable or in the event that such quorum directs, the written opinion of independent legal counsel, or (3) by the stockholders.  Georgia law provides that the liability for a director may not be eliminated or limited (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received and improper personal benefit.

                                Registrant’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                                Not Applicable.

ITEM 8.  EXHIBITS.

                                The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

4.1

Restated Articles of Incorporation, as amended, incorporated herein by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10Q for the period ended June 30, 2001 (filed on August 14, 2001) (File No. 000-21656)

4.2

Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.1 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997 (filed on March 27, 1998) (File No. 000-21656)

4.3	United Community Banks, Inc. Profit Sharing Plan (the “Plan”), dated as of March 9, 2001

4.4	Amendment No.1 to the United Community Banks, Inc. Profit Sharing Plan, dated as of March 15, 2002

5	Opinion of Kilpatrick Stockton LLP

23.1	Consent of Porter Keadle Moore, LLP

23.2	Consent of Kilpatrick Stockton LLP (included on Exhibit 5)

24	Power of Attorney (included on the Signature Page of this Registration Statement)

                In addition to the above Exhibits and with respect to Item 601(b)(5) of Regulation S-K, the Registrant has undertaken to submit the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) and has made or will make all changes required by the IRS in order for the Plan to qualify under the requirements of the Employee Retirement Income Security Act of 1974 and Section 401 of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS

                                The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:
	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and the price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
provided, however, that paragraphs (1)(a) and (1)(b) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF REGISTRANT

                Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on this 18th day of April, 2002.

UNITED COMMUNITY BANKS, INC. By: /s/ Jimmy C. Tallent Jimmy C. Tallent President and Chief Executive Officer

POWER OF ATTORNEY

                Each person whose signature appears below hereby constitutes and appoints Jimmy C. Tallent and Robert L. Head, Jr., and either of them, his or her true and lawful attorney-in-fact with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 18, 2002.

/s/ Jimmy C. Tallent Jimmy C. Tallent	President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ Rex S. Schuette Rex S. Schuette	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Robert L. Head, Jr. Robert L. Head, Jr.	Chairman of the Board
/s/ Thomas C. Gilliland Thomas C. Gilliland	Executive Vice President, Secretary and Director

/s/ Harold Brewer Harold Brewer	Executive Vice President and Director
/s/ Guy W. Freeman Guy W. Freeman	Director
/s/ Charles Hill Charles Hill	Director
/s/ Hoyt O. Holloway Hoyt O. Holloway	Director
/s/ Clarence William Mason, Sr. Clarence William Mason, Sr.	Director
/s/ Clarence William Mason, Sr. Clarence William Mason, Sr.	Director
/s/ W. C. Nelson, Jr. W. C. Nelson, Jr.	Director
/s/ Charles E. Parks Charles E. Parks	Director
/s/ Tim Wallis Tim Wallis	Director
/s/ Robert H. Blaylock Robert H. Blaylock	Director

SIGNATURES OF PLAN

                Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on 19th day of April, 2002.

UNITED COMMUNITY BANK, INC. PROFIT SHARING PLAN

BY INTRUST BANK, N.A.

By:    /s/ John Goff
 John M. Goff
                                                                                           Vice President and Trust Officer

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1

Restated Articles of Incorporation, as amended, incorporated herein by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10Q for the period ended June 30, 2001 (filed on August 14, 2001) (File No. 000-21656)

4.2

Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.1 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997 (filed on March 27, 1998) (File No. 000-21656)

4.3	United Community Banks, Inc. Profit Sharing Plan (the “Plan”), dated as of March 9, 2001

4.4	Amendment No.1 to the United Community Banks, Inc. Profit Sharing Plan, dated as of March 15, 2002

5	Opinion of Kilpatrick Stockton LLP

23.1	Consent of Porter Keadle Moore, LLP

23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5)

24	Power of Attorney (included on the Signature Page of this Registration Statement)